Exhibit 99.1
CAVA GROUP REPORTS SECOND QUARTER 2024 RESULTS
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YEAR OVER YEAR CAVA REVENUE GROWTH OF 35.2% INCLUDING CAVA SAME RESTAURANT SALES GROWTH OF 14.4%
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18 NET NEW CAVA RESTAURANT OPENINGS DURING QUARTER
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SECOND QUARTER 2024 CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 26.5%
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WASHINGTON, D.C. (August 22, 2024) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal second quarter ended July 14, 2024.
"Our results in the second quarter continued to demonstrate the strength of our category-defining brand and our unique and compelling value proposition,” said Brett Schulman, Co-Founder and CEO. “During the quarter, traffic grew 9.5%, we opened 18 net new restaurants and, driven by the power of our unit economic engine, generated average unit volume of $2.7 million. In addition, we launched our new grilled steak main, once again exhibiting our excellence in culinary innovation. Grilled steak is significantly outperforming our expectations and giving guests another reason to visit CAVA and come back more often.”
Fiscal Second Quarter 2024 Highlights:
•CAVA Revenue grew 35.2% to $231.4 million as compared to $171.1 million in the prior year quarter.
•Net New CAVA Restaurant Openings of 18, bringing total CAVA Restaurants to 341, a 22.2% increase in total CAVA Restaurants year over year.
•CAVA Same Restaurant Sales Growth of 14.4%, including traffic growth of 9.5%.
•CAVA AUV of $2.7 million as compared to $2.6 million in the prior year quarter.
•CAVA Restaurant-Level Profit of $61.3 million or growth of 37.3% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 26.5%.
•CAVA Digital Revenue Mix was 35.8%.
•CAVA Group Net Income of $19.7 million compared to net income of $6.5 million in the prior year quarter.
•CAVA Group Adjusted EBITDA(1) of $34.3 million compared to $21.6 million in the prior year quarter.
•Net cash provided by operating activities of $48.9 million with Free Cash Flow(1) of $22.7 million.
CAVA Fiscal Second Quarter 2024 Review:
CAVA Revenue was $231.4 million, an increase of 35.2% compared with the second quarter of fiscal 2023. The increase was primarily driven by 78 Net New CAVA Restaurant Openings during or subsequent to the second quarter of fiscal 2023, which are exceeding our performance expectations, and CAVA Same Restaurant Sales Growth of 14.4%. CAVA Same Restaurant Sales Growth consists of a 9.5% increase from guest traffic and a 4.9% increase from menu price and product mix.

CAVA Restaurant-Level Profit Margin was 26.5% compared with 26.1% in the second quarter of fiscal 2023. The increase was due to leverage from higher sales, partially offset by incremental wage investments and input costs associated with the June 3rd launch of grilled steak.
CAVA Group Fiscal Second Quarter 2024 Review:
General and administrative expenses were $28.3 million, or 12.1% of revenue, as compared to $23.3 million, or 13.5% of revenue, in the second quarter of fiscal 2023. General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs in the prior year quarter(1), were $24.7 million, or 10.6% of revenue, as compared to $20.4 million, or 11.8% of revenue, in the second quarter of fiscal 2023. The decrease of 120 basis points was primarily due to leverage from higher sales, partially offset by investments to support future growth and increased recurring public company costs.
Net income was $19.7 million, or 8.5% of revenue, an increase of $13.2 million as compared to $6.5 million in the second quarter of fiscal 2023.
Adjusted EBITDA(1) was $34.3 million, or 14.7% of revenue, an increase of $12.7 million, or 59.0%, compared to the second quarter of fiscal 2023. The increase was primarily driven by the number and strength of performance of Net New CAVA Restaurant Openings during or subsequent to the second quarter of fiscal 2023, 14.4% CAVA Same Restaurant Sales Growth, and leverage in general and administrative expenses.
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(1)    General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal Full-Year 2024 Outlook:
CAVA Group announced today that it has raised fiscal full-year 2024 guidance, as follows:

	May 28, 2024	August 22, 2024
Net New CAVA Restaurant Openings	50 to 54	54 to 57
CAVA Same Restaurant Sales Growth	4.5% to 6.5%	8.5% to 9.5%
CAVA Restaurant-Level Profit Margin	23.7% to 24.3%	24.2% to 24.7%
Pre-opening costs	$12.0 to $13.0 million	$12.0 to $13.0 million
Adjusted EBITDA	$100.0 to $105.0 million	$109.0 to $114.0 million

Actual results may differ materially from CAVA Group's fiscal full-year 2024 guidance as a result of, among other things, the factors described under "Forward-Looking Statements" below.
A reconciliation of the forward-looking fiscal 2024 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.
About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across gender lines, age groups, and income levels and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.

Earnings Conference Call:
The Company will host a conference call on August 22, 2024, at 5:00 PM Eastern Time to discuss second quarter 2024 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the Company's website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA's investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: our operation in a highly competitive industry; our ability to open new restaurants while managing our growth effectively and maintaining our culture; our ability to successfully identify appropriate locations and develop and expand our operations in existing and new markets; the profitability of new restaurants, and any impact to sales at our existing locations; the impact of changes in guest perception of our brand; our ability to successfully market our restaurants and brand; the impact of food safety, health department regulations, and food-borne illness concerns together with our ability to adequately address such concerns and meet regulatory obligations, including at our manufacturing facilities; our ability to maintain or increase prices; our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; the risks associated with leasing property; our ability to successfully expand our digital and delivery business; our ability to utilize, recognize, respond to, and effectively manage the immediacy of social media; our ability to achieve or maintain profitability in the future, especially if we continue to grow at an accelerated rate; our ability to realize the anticipated benefits from past and potential future acquisitions, investments or other strategic initiatives; our ability to manage our manufacturing and supply chain effectively; the impact of shortages, delays, or interruptions in the delivery of food items and other products; our ability to successfully optimize, operate, and manage our production facilities; the risks associated with our reliance on third parties; the impact of increases in food, commodity, energy, and other costs; the impact of increases in labor costs, labor shortages, and our ability to identify, hire, train, motivate and retain the right team members; our ability to attract, develop, and retain our management team and key team members; the impact of any cybersecurity breaches and our ability to respond effectively to technology threats or events; the impact of failures, or interruptions in, or our inability to effectively scale and adapt, our information technology systems; our ability to comply with, or changes in, the extensive laws or regulations requirements to which we are subject, including those related to privacy; the impact of economic factors and guest behavior trends; the impact of evolving rules and regulations with respect to environmental, social and governance matters; risks associated with our ability to secure, and protect our intellectual property; risks associated with civil unrest, acts of terrorism, threats to national security, the conflicts in Eastern Europe and the Middle East and other geopolitical events, including potential discriminatory perspectives towards certain cuisines; the impact of climate change and volatile adverse weather conditions; and each of the other factors set forth in "Part I—Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December

31, 2023, and in other reports filed with the United States Securities and Exchange Commission, all of which are available on the investor relations page of our website at investor.cava.com
The forward-looking statements included in this press release are made only as of the date hereof. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
Non-GAAP Financial Measures:
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow are not recognized terms under GAAP and should not be considered as alternatives to net income, net income margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Free Cash Flow are not intended to be measures of free cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements such as tax payments and financing cash flows, and Free Cash Flow does not consider certain cash requirements such as financing cash flows. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Free Cash Flow do not reflect cash flows from financing activities of our business;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow differently than we do, limiting their usefulness as comparative measures.

Investor Relations:	Media Relations:
Matt Milanovich, SVP, Finance	Lynne Boschee, VP, Communications
(202) 984-2558	media@cava.com
matt.milanovich@cava.com

CAVA GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands, except per share amounts)	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Revenue	$233,495	$172,894	$492,501	$375,977
Operating expenses:
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	68,839	51,000	142,786	110,118
Labor	58,388	42,417	124,901	94,571
Occupancy	15,917	13,400	36,339	29,999
Other operating expenses	27,991	20,646	60,749	45,294
Total restaurant operating expenses	171,135	127,463	364,775	279,982
General and administrative expenses	28,281	23,321	62,121	52,345
Depreciation and amortization	13,733	10,709	31,055	23,568
Restructuring and other costs	70	1,853	352	4,068
Pre-opening costs	3,302	3,400	6,681	9,399
Impairment and asset disposal costs	830	386	2,120	3,105
Total operating expenses	217,351	167,132	467,104	372,467
Income from operations	16,144	5,762	25,397	3,510
Interest income, net	(3,824)	(699)	(8,738)	(674)
Other income, net	(60)	(118)	(138)	(292)
Income before income taxes	20,028	6,579	34,273	4,476
Provision for income taxes	287	40	539	78
Net income	$19,741	$6,539	$33,734	$4,398

Earnings per share:
Basic	$0.17	$0.23	$0.30	$0.34
Diluted	$0.17	$0.21	$0.29	$0.29
Weighted-average common shares outstanding:
Basic	114,130	28,366	114,040	13,098
Diluted	118,291	31,279	118,088	15,212

Financial information for the Company’s reportable segments was as follows:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Revenue
CAVA	$231,384	$171,089	$487,674	$367,850
Zoes Kitchen	—	—	—	3,867
Other	2,111	1,805	4,827	4,260
Total revenue	233,495	172,894	492,501	375,977
Restaurant operating expenses (1)
CAVA	170,119	126,473	361,793	273,251
Zoes Kitchen	—	—	—	4,044
Other	1,016	990	2,982	2,687
Total restaurant operating expenses	171,135	127,463	364,775	279,982
Restaurant-level profit (loss)
CAVA	61,265	44,616	125,881	94,599
Zoes Kitchen	—	—	—	(177)
Other	1,095	815	1,845	1,573
Total restaurant-level profit	62,360	45,431	127,726	95,995
Reconciliation of restaurant-level profit to income before income taxes:
General and administrative expenses	28,281	23,321	62,121	52,345
Depreciation and amortization	13,733	10,709	31,055	23,568
Restructuring and other costs	70	1,853	352	4,068
Pre-opening costs	3,302	3,400	6,681	9,399
Impairment and asset disposal costs	830	386	2,120	3,105
Interest income, net	(3,824)	(699)	(8,738)	(674)
Other income, net	(60)	(118)	(138)	(292)
Income before income taxes	$20,028	$6,579	$34,273	$4,476
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(1)Restaurant operating expenses consist of food, beverage, and packaging (excluding depreciation and amortization), labor, occupancy, and other operating expenses.
CAVA is our single operating brand for our operations as we have converted and wound down our Zoes Kitchen operations, with the last conversion restaurant opening on October 20, 2023. As a result, we have highlighted the CAVA segment distinctly from CAVA Group results throughout this press release.

The following tables summarize the results of the CAVA segment:

	Twelve Weeks Ended
	July 14, 2024		July 9, 2023		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Revenue	$231,384	100.0%	$171,089	100.0%	$60,295	35.2%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	67,989	29.4	50,181	29.3	17,808	35.5
Labor	58,388	25.2	42,417	24.8	15,971	37.7
Occupancy	15,917	6.9	13,400	7.8	2,517	18.8
Other operating expenses	27,825	12.0	20,475	12.0	7,350	35.9
Total restaurant operating expenses	170,119	73.5	126,473	73.9	43,646	34.5
Restaurant-level profit	$61,265	26.5%	$44,616	26.1%	$16,649	37.3%

	Twenty-Eight Weeks Ended
	July 14, 2024		July 9, 2023		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$487,674	100.0%	$367,850	100.0%	$119,824	32.6%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	140,184	28.7	106,635	29.0	33,549	31.5
Labor	124,901	25.6	93,065	25.3	31,836	34.2
Occupancy	36,339	7.5	29,491	8.0	6,848	23.2
Other operating expenses	60,369	12.4	44,060	12.0	16,309	37.0
Total restaurant operating expenses	361,793	74.2	273,251	74.3	88,542	32.4
Restaurant-level profit	$125,881	25.8%	$94,599	25.7%	$31,282	33.1%
The following table presents selected quarterly financial and other data:

	Twelve Weeks Ended	Sixteen Weeks Ended	Thirteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended
	July 14, 2024	April 21, 2024	December 31, 2023	October 1, 2023	July 9, 2023
($ in thousands)	(Q2 2024)	(Q1 2024)	(Q4 2023)	(Q3 2023)	(Q2 2023)
Net New CAVA Restaurant Openings	18	14	19	11	16
CAVA Restaurants, end of period	341	323	309	290	279
CAVA Same Restaurant Sales Growth(1)	14.4%	2.3%	11.4%	14.1%	18.2%
CAVA AUV(2)	$2,689	$2,608	$2,639	$2,640	$2,599
CAVA Restaurant-Level Profit	$61,265	$64,616	$39,309	$43,580	$44,616
CAVA Restaurant-Level Profit Margin	26.5%	25.2%	22.4%	25.1%	26.1%
CAVA Restaurant Operating Weeks	3,963	5,086	3,929	3,432	3,276
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(1)    CAVA Same Restaurant Sales Growth for Q4 2023 is presented excluding the impact of the 53rd week of fiscal year 2023. To achieve an optimal comparison of fiscal weeks in the CAVA Same Restaurant Sales calculation in fiscal 2024, giving consideration to holiday periods, each week of fiscal 2023 was shifted by one week. As a result of this shift, approximately $3.9 million of revenue is not included in CAVA Same Restaurant Sales Growth for Q1 2024. Had this shift not been made, CAVA Same Restaurant Sales Growth would have been 4.3% in Q1 2024 and immaterially impacted in Q2 2024.
(2)    For purposes of calculating CAVA AUV for Q2 2023 and Q3 2023 the applicable measurement period is the trailing thirteen periods ended July 9, 2023, and October 1, 2023 respectively. For purposes of calculating CAVA AUV for Q4 2023, Q1 2024, and Q2 2024 the applicable measurement period is the trailing thirteen periods ended December 31, 2023, April 21, 2024, and July 14, 2024, respectively, excluding the 53rd week of fiscal year 2023.

The following table presents the Company’s selected balance sheet data:

(in thousands)	July 14, 2024	December 31, 2023
Cash and cash equivalents	$343,748	$332,428
Total assets	1,038,542	983,757
Total liabilities	443,105	412,955
Total stockholders’ equity	595,437	570,802
Total liabilities and stockholders' equity	1,038,542	983,757
The following table shows the growth in our company-owned CAVA restaurant base:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
CAVA Restaurants
Beginning of period	323	263	309	237
New CAVA restaurant openings(1)	18	16	33	43
Permanent closure	—	—	(1)	(1)
End of period	341	279	341	279
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(1)    New CAVA restaurant openings during the twelve and twenty-eight weeks ended July 9, 2023 include converted Zoes Kitchen locations.

Reconciliation of Non-GAAP Financial Measures
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA Margin:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Net income	$19,741	$6,539	$33,734	$4,398
Non-GAAP Adjustments
Interest income, net	(3,824)	(699)	(8,738)	(674)
Provision for income taxes	287	40	539	78
Depreciation and amortization	13,733	10,709	31,055	23,568
Equity-based compensation	3,571	1,778	8,741	2,983
Other income, net	(60)	(118)	(138)	(292)
Impairment and asset disposal costs	830	386	2,120	3,105
Restructuring and other costs	70	1,853	352	4,068
Certain non-recurring public company costs	—	1,113	—	1,113
Adjusted EBITDA	$34,348	$21,601	$67,665	$38,347

Revenue	$233,495	$172,894	$492,501	$375,977
Net income margin	8.5%	3.8%	6.8%	1.2%
Adjusted EBITDA Margin	14.7%	12.5%	13.7%	10.2%

The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
($ in thousands)	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
General and administrative expenses	$28,281	$23,321	$62,121	$52,345
Equity-based compensation	3,571	1,778	8,741	2,983
Certain non-recurring public company costs	—	1,113	—	1,113
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs	$24,710	$20,430	$53,380	$48,249

Revenue	$233,495	$172,894	$492,501	$375,977
General and administrative expenses, as a percentage of revenue	12.1%	13.5%	12.6%	13.9%
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, as a percentage of revenue	10.6%	11.8%	10.8%	12.8%
The following table reconciles net cash provided by operating activities to Free Cash Flow:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Net cash provided by operating activities	$48,909	$21,431	$87,295	$47,110
Purchases of property and equipment	(26,195)	(33,381)	(59,882)	(72,478)
Free Cash Flow	$22,714	$(11,950)	$27,413	$(25,368)

Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted EBITDA” is defined as net income adjusted to exclude interest income, net, provision for income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, restructuring and other costs, and certain non-recurring public company costs, in each case, to the extent applicable in a given fiscal period. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted EBITDA for the twelve and twenty-eight weeks ended July 14, 2024 and July 9, 2023;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“CAVA Average Unit Volume” or “CAVA AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and digital kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA digital kitchen” is defined to include kitchens used for third-party marketplace and native delivery, digital order pickup and/or centralized catering production, and that has neither in-restaurant dining nor customer-facing make lines;
“CAVA Digital Revenue Mix” represents the portion of CAVA Revenue related to digital orders as a percentage of total CAVA Revenue;
“CAVA hybrid kitchen” is defined to include kitchens that have enhanced kitchen capabilities to support centralized catering production and that also have in-restaurant dining and customer-facing make lines;
"CAVA Restaurant Operating Weeks" represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period;
“CAVA Restaurant-Level Profit,” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and CAVA hybrid kitchens, that are open as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and CAVA digital kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under license agreements;
“CAVA Same Restaurant Sales Growth” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant);
“CPG” refers to consumer packaged goods;
“digital orders” means orders made through catering and digital channels, such as the CAVA app and the CAVA website. Digital orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
"Free Cash Flow" means net cash provided by operating activities less purchases of property and equipment;
“guest traffic” means the number of entrees ordered in-restaurant and through digital orders; and

“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period.
We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of the calendar year. In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks. In a 53-week fiscal year, the first fiscal quarter contains sixteen weeks, the second and third fiscal quarters each contain twelve weeks, and the fourth fiscal quarter contains thirteen weeks. References to “thirteen periods” are to the 13 accounting periods we have in each fiscal year, with each accounting period being four weeks, except in a 53-week fiscal year which will contain one accounting period of five weeks.
Certain numerical figures have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.